Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-230639 on Form F-3 and Nos. 333-231765, 333-225263, 333-218160, 333-215783, 333-211834, 333-208697, 333-204567 on Form S-8 of our reports dated March 27, 2020, relating to the financial statements of Galapagos NV and the effectiveness of Galapagos NV's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

Zaventem, Belgium, March 27, 2020

/s/ Gert Vanhees
Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises
CVBA/SCRL
Represented by Gert Vanhees